SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 2054

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 3, 1998

                               GENTA INCORPORATED
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-19635

              Delaware                                33-0326866
  (State or other jurisdiction of          (I.R.S. Employer Identification
   incorporation or organization)                      Number)



                 3550 General Atomics Court, San Diego, CA 92121
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (619) 455-2700
              (Registrant's telephone number, including area code)




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                               GENTA INCORPORATED
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

Item 5.        Other Events...................................................3

Signature.....................................................................4

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Item 5.        OTHER EVENTS

         In the Form 10-Q for Genta Incorporated, Inc. (the "Company") filed on November 16, 1998, the Company stated that on October 22, 1998, the Nasdaq had advised the Company by letter that the Company's shares of common stock had not maintained a minimum closing bid price of $1.00 and that the Company would be provided ninety calendar days from the date of the letter in which to regain compliance with the minimum bid price requirement. Compliance would be demonstrated with a minimum bid price of $1.00 or greater for ten consecutive trading days (the "10-Day Requirement") anytime within the next ninety calendar days following the date of the letter. However, if the Company was unable to meet the 10-Day Requirement on or before the end of the ninety-day period, the Company's securities would be subject to delisting.

         On December 3, 1998, the Company's securities met the 10-Day Requirement. On December 7, 1998, the Company was advised in a telephone discussion with a representative of the Nasdaq that the Company had met the 10-Day Requirement and that the Company's common stock is now in compliance with the minimum bid price requirement.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 9, 1998


                                 GENTA INCORPORATED


                                 /s/ Kenneth G. Kasses, Ph.D.
                                 ----------------------------
                                 Kenneth G. Kasses, Ph.D.
                                 Chairman of the Board of Directors, President, Principal Executive Officer and Principal Financial Officer

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